Exhibit 10.2

This Exhibit 10.2 includes certain identified information that has been redacted because it is both (i) not material and (ii) the type of information that the registrant customarily and actually treats as private and confidential. Where information has been redacted, it has been so indicated by a “[***]”.

EXECUTION COPY

PRODUCTION SERVICES AND FUNDING AGREEMENT

This Production Services and Funding Agreement (“Agreement”) is entered into as of June 13, 2024 (the “Agreement Date”), by and between Come and See Foundation, Inc. (“Company” or “CAS”), a North Carolina non-profit corporation, and The Chosen Texas, LLC (“Producer”), a Texas limited liability company, in connection with the television programs currently entitled “The Chosen” (“The Chosen”) and the potential production of an unproduced project currently designated as “Project B” (“Project B”). The Chosen and, if applicable, Project B shall each be referred to individually as a “Program” and collectively as the “Programs”. Company and Producer shall sometimes each be referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, Company owns certain intellectual property rights comprising The Chosen (subject to distribution rights to “TCI” [as defined below] in and to the Programs [the “Distribution Rights”]), and is hereby engaging Producer (including for the services of its Key Man, Dallas Jenkins) to provide production services for The Chosen, and to deliver the completed episodes of The Chosen (as well as Project B, if applicable) on a work for hire basis as provided herein;

WHEREAS, Producer and the Key Man have previously produced and delivered seasons 1, 2, 3 and 4 of The Chosen, including having done so on seasons 3 and 4 in connection with various agreements with Company;

WHEREAS, Producer is a wholly-owned subsidiary of The Chosen, Inc., a Delaware corporation (“Producer Parent” or “TCI”), and concurrently herewith, Producer Parent and Company are entering into an Amended and Restated Distribution License and Marketing Services Agreement (including the security agreements, mortgages, financing statements, exhibits, agreements and instruments delivered in connection therewith, the “2024 DMA”) with respect to The Chosen (and if applicable, Project B);

WHEREAS, Producer by this Agreement shall be producing upcoming seasons of The Chosen, and pursuant to the 2024 DMA the Producer Parent shall be distributing The Chosen (and if applicable, Project B), and the Parties desire to facilitate the efficient production and distribution of The Chosen (and if applicable, Project B) by the consummation of this Agreement and the 2024 DMA, including to facilitate Producer’s delivery of the Programs to Producer Parent and the permitted Program licensees of Producer Parent;

WHEREAS, the Key Man is an affiliate of each of Producer and Producer Parent, and his continued affiliation with Producer with respect to The Chosen (and if applicable, Project B) is provided for herein;

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.        CONCURRENT AGREEMENTS; SERVICES; PRODUCTION MATTERS.

(a)        This Agreement is being entered into with the following agreements (collectively, “Transaction Documents”): (i) this Agreement; (ii) the Asset Purchase Agreement between TCI and CAS dated as of May 13, 2024 (including the security agreements, mortgages, financing statements, exhibits, certificates, schedules, payment directions, control agreements, collection accounts and instruments delivered in connection therewith, the “2024 CAS APA”); (iii) the 2024 DMA; (iv) [omitted]; (v) the Key Man Acknowledgement (defined herein) by a designated control person of TCI and Producer; and (vi) the Security Agreement, the Security Documents and such other ancillary agreements, schedules, exhibits, filings, instruments, security agreements, mortgages, account control agreements, payment directions, recordations and certificates as are set forth in and delivered in connection with the consummation of the transactions set forth in the above agreements (i)-(v). The Transaction Documents are sometimes collectively referred to herein as the “2024 CAS Agreements.”

(b)        Company hereby engages Producer (subject to Key Man Affiliation) to produce and deliver each episode (herein, a “The Chosen Episode”) of seasons 5, 6 and 7 of The Chosen (each, a “Season”) in accordance with the provisions hereof (“The Chosen Services”). If a Project B Election to Proceed (as defined herein) is effected (whether in the format of one more or more feature-length motion pictures or an episodic series) (herein, a “Project B Episode”), then each motion picture and/or each season(s) of such Project B production shall be produced and delivered by Producer as set forth herein (the “Project B Services”). The Chosen Episode and Project B Episodes shall each be referred to as an “Episode” for the purposes of including such production of Project B under the terms of this Agreement. The Chosen Services and the Project B Services hereunder are referred to herein each as the “Services”.

(c)        Such Services by Producer (including the Key Man’s services) hereunder shall include all customary production services for development, pre-production, principal photography, post-production and delivery of the subject program, in the materially similar form and of the same quality of the prior seasons of The Chosen and the standards and practices of applicable first class comparable scripted dramatic series programing in the United States network television or streaming industry (and if Project B is produced as provided hereunder as a motion picture(s), in the United States theatrical motion picture industry) (herein, “Production Standards”).

(d)        Producer shall cause the production and delivery of the Programs pursuant to the Production Standards and, as related to The Chosen, in accordance and compliance with the time periods set forth in the production and delivery schedule set forth in Schedule PDS hereto (as may be extended pursuant to “Excluded Factors” (as defined below)) (“Production and Delivery Schedule”).

(e)        A fundamental condition of the engagement of Producer hereunder (and continuation of the engagement of Producer) to perform The Chosen Services on a The Chosen Episode is that the Company has obtained and shall continue to maintain (at all relevant times) the services of Dallas Jenkins (the “Key Man”) as the show runner of The Chosen and each Episode thereof (meaning without limitation, the Key Man acts as the showrunner and director of each Episode, and as a credited writer of each Episode), with such priorities and exclusivities applicable to the Key Man as provided herein. Such would also apply to Project B if produced hereunder as an episodic series; or if produced as a motion picture(s), then the Key Man would be required to render the Project B Key Man Services of such theatrical motion picture(s) comprising Project B. For clarity, if the foregoing services by Key Man are not rendered for Project B, the status hereunder of the Episodes of The Chosen would not be affected. Producer shall at all relevant times retain the services of the Key Man in connection with The Chosen so as to effect and maintain the Key Man Affiliation (as defined herein).

(f)        As used herein, a “Chosen-Branded Program” means any motion picture, television program or other content which includes or incorporates the Chosen Brand into its title, logline or other identifying trade elements; or a program for which a Trademark Attribution exists. A “Licensed Trademark” has the meaning set forth in the 2024 DMA. The “Chosen Brand” shall mean: (i) the Copyrights and Licensed Trademarks defined in or set forth in the 2024 DMA or its schedules and exhibits; (ii) the goodwill associated with or flowing from such Copyrights and Licensed Trademarks, including, without limitation, goodwill respecting the use of the Copyrights and Licensed Trademarks; and/or (iii) the right to associate with the Licensed Trademarks. A “Trademark Attribution” means the use or incorporation in a program title, logline or identifying trade elements, of any the following (or phrasing substantially similar thereto) attributes: “The Chosen”; “The Chosen Presents;” “A Chosen Production;” “In association with The Chosen;” “Presented by The Chosen”; “A Chosen Universe production,” and phrases of similar import to the extent they are used in a material manner by Producer to market or promote a program (that is otherwise neither a Chosen-Branded Program nor a Derivative Production) so as to associate such other program with The Chosen, the Chosen Brand or the Licensed Trademarks. [***]

(g)        Project B. If prior to the date that is three (3) years after the outside delivery date of the last episode of Season 7 of The Chosen (the “Project B Election Period”), Producer has presented to Company a commercially reasonable production package of reasonable detail for the production of Project B which satisfies all of the following conditions (the “Project B Package”), then upon Company’s making a written acceptance thereof if it reasonably believes the production package satisfies such conditions (such review by Company (i) not to be unreasonably delayed and (ii) to be exercised in a good faith commercially reasonable manner), the potential Project B production (as presented in such materials) shall be deemed to be covered by this Agreement as referred to herein, and Company shall fund such Project B production, and Producer shall produce such production, each in accordance with the provisions hereof (including subject to all of Company’s rights herein applicable to The Chosen [excluding the Key Man Affiliation, but subject to the Project B Key Man Services]): (i) the provision of services of the Key Man has been agreed (in form and substance that is satisfactory to Company in its sole and absolute discretion) in writing for the Key Man to render creative writing and directing services on a first-priority basis on such production(s) (and on an exclusive basis during principal photography of such production(s)) (the “Project B Key Man Services”); (ii) none of Producer, Producer Parent or Key Man is in uncured, material breach of its obligations hereunder; (iii) Producer presents Company with a commercially reasonable distribution plan for such production, which is acceptable to Company in its sole and absolute discretion (with the 2024 DMA being presumptively deemed to be a commercially reasonable distribution plan); (iv) the all-in production costs of such production (presented in reasonable detail) are not greater than the maximum budget amount provided for herein for such production; (v) all of the Production Integrity and Production Conditions provided for herein (including without limitation, the requirement of a BAC-Approved screenplay) shall be satisfied by such production; and (vi) Producer is not insolvent. Company and Producer acknowledge that the subject matter of the potential production and funding of Project B shall from time to time be an agenda item for review by the Chosen Planning Council. The agreement of the Parties to proceed with the production and funding of Project B, if it occurs, is referred to as a “Project B Election to Proceed”. Upon the earlier of Company’s election to not effect a Project B Election to Proceed or the expiration of the Project B Election Period (the “Project B Rights Expiration”), subject to the “Project B Changed Elements Rights” (defined below), then Producer shall have the right to proceed to development and production of Project B and Producer shall have no further obligations of any kind or nature to Company in connection with Project B pursuant to this Agreement or the 2024 DMA (except as provided below) including, without limitation, Company shall have no further right of first negotiation or changed elements protection pursuant to the [***] Project Right of First Negotiation and Project B shall be deemed an excluded project (i.e., not a “Derivative Production” [as defined below]); provided that Producer shall be entitled to, and upon the Project B Rights Expiration CAS shall execute and deliver to Producer (subject to good faith negotiation between the Parties), a commercially reasonable industry-standard gratis license(s) of protectable elements of The Chosen for use in and in connection with Project B and/ or the programs which comprise Project B, in perpetuity, for use in all media (whether now known or hereafter created) throughout the universe, pursuant to which various specific production and/or copyrightable elements (e.g., the same cast, characters, etc.), and/or specific scene clips (if requested) from The Chosen shall be licensed gratis to Producer. If, prior to the expiration two (2) months from and after the date of Company’s election to not effect a Project B Election to Proceed with respect to such BPA Package, there are any “Changed Elements” (as defined below) and provided that Producer has not theretofore entered into any agreement with a bona fide third-party for the development, production, financing or distribution of Project B, then Producer shall submit the Project B Changed Elements to Company and Company shall have five (5) business days following Producer’s submission of the Project B Changed Elements to effect a Project B Election to Proceed (as used herein the “Project B Changed Elements Rights”). Notwithstanding the foregoing, in the event Producer or Producer Parent (or a permitted successor or assignee) produces or exploits Project B after any Project B Rights Expiration (i.e., if Project B is a Chosen-Branded Program), Company shall remain entitled to the “TM Royalty” as defined in the 2024 DMA in connection with Project B.

(h)        Chosen Planning Council.

     (i)        As used herein, “Chosen Planning Council” or “CPC” shall mean the Chosen Planning Council that is established and maintained as set forth in the 2024 CAS APA. (The 2024 CAS APA sets forth certain reserved rights for CAS if the Chosen Planning Council is not established to the mutual approval of Producer Parent and CAS within 60 days of the Agreement Date.) The Chosen Planning Council shall be comprised of three (3) members of the board of the directors of TCI plus an executive officer of TCI; and three (3) members of the board of directors of CAS plus an executive officer of CAS. The CPC shall address those various matters as provided herein and under the 2024 DMA. With respect to this Agreement, the Chosen Planning Council shall: (i) serve, as between the Parties, to coordinate, collaborate, communicate and guide the production, marketing and distribution of The Chosen and the strategic and long term planning of The Chosen, (ii) address the specific matters set forth in the following subparagraph (h)(ii), and (iii) shall meet monthly for the first six months after being established and thereafter as frequently as the CPC deems reasonably necessary.

     (ii)       The Parties agree that the Chosen Planning Council shall from time to time address the matters below respecting this Agreement, and that Producer shall actively and meaningfully coordinate, collaborate and communicate with the CPC with respect to following items: (i) the production, delivery and funding of the Programs hereunder, including coordination with related matters under the 2024 DMA; (ii) Project B and any proposed Election to Proceed thereunder; and (iii) other matters referenced herein as being subject to Chosen Planning Council guidance (collectively, the “CPC Purview”). The Chosen Planning Council retains the authority with respect to the matters under the CPC Purview, and Producer and CAS shall coordinate, collaborate and communicate with the Chosen Planning Council with respect thereto, including through their respective executives. If there is a disagreement between Producer and CAS as to a specific action required with respect to CPC guidance on a matter under CPC Purview, either Producer or CAS may refer the disagreement to the Chosen Planning Council for resolution; and if the Chosen Planning Council cannot resolve the matter, the Chosen Planning Council (or any appointees thereto) may refer the matter in dispute to Key Man and a person designated in writing (email shall suffice) by CAS (the “CPC Referral Group”) for their mutual agreement to resolve the disputed matter, and the Parties will each act in accordance with such dispute resolution made by the Chosen Planning Council or (if applicable) the CPC Referral Group.

     (iii)        The Chosen Planning Council (and the CPC Referral Group) shall not be deemed to control the business of either CAS or Producer. A CAS representative’s participation in the Chosen Planning Council (or CPC Referral Group) shall not impose or imply that such person has any fiduciary duty or other duty to any person other than CAS, and such CAS representative’s good faith fiduciary duties owing to Company, are hereby acknowledged. A Producer (or Producer Parent) representative’s participation in the Chosen Planning Council shall not impose or imply that such person has any fiduciary duty or other duty to any person other than the Producer or Producer Parent, and such Producer and/or Producer Parent representative’s good faith fiduciary duties owing to Producer and/or Producer Parent, as applicable, are hereby acknowledged. Each and every approval right of CAS under this Agreement (or any other 2024 CAS Agreement) shall be and remain exercisable by CAS as set forth herein, even if CAS from time to time refers such subject matter to the Chosen Planning Council or the CPC Referral Group. Neither this Agreement nor any other Transaction Documents amends the certificate of formation, organizational agreement or operating agreement of Producer, nor the certificate of incorporation or bylaws of TCI; and the actions of the Chosen Planning Council (and CPC Referral Group) shall not be deemed to effect any amendment to such organizational documents.

     (iv)       Producer shall share on a timely basis all relevant information respecting the Programs with the Chosen Planning Council and the Key Man, in order to reasonably and in good faith facilitate the affairs of the Chosen Planning Council. Producer shall perform its Services hereunder with respect to the Programs in accordance with the instructions of TCI.

2.      TERM. (a)      The term of this Agreement (the “Term”) shall commence as of the Agreement Date and shall continue until the outside date set forth on the Production and Delivery Schedule for Producer to complete and fully deliver the last episode of Season 7 of The Chosen to Company. Producer shall deliver to Producer Parent all materials and elements created by Producer required to enable Producer Parent’s to effect timely delivery to its distributors and subdistributors, as applicable from time to time (“Delivery”). If a Project B Election to Proceed is made, then the Term shall be extended to such time as the Delivery of the initial Project B Episode is supposed to be effected by Producer in accordance with the Production and Delivery Schedule (or such other delivery date as may be agreed by the Parties in connection with applicable Episodes (or motion pictures) comprising Project B as set forth in the Project B Election to Proceed). If the Project B Election to Proceed (as made or approved by CAS) for the applicable Episodes (or motion pictures) comprising Project B include a delivery date for an anticipated subsequent Project B Episode, then the Term shall extend to such delivery date for such applicable Episodes (or motion pictures) comprising Project B as set forth in the Project B Election to Proceed. References herein to “Project B, if applicable” or similar phrasing shall refer to the circumstance of Project B becoming a covered project hereunder on account of a Project B Election to Proceed.

(b)        Company and Producer may, in their respective sole and absolute discretion, agree to extend the Term.

3.        PRODUCER ROLE; OTHER PROJECTS; LIMITATIONS.

(a)        So long as Producer is performing the material Services (including the requisite services pursuant to the Key Man Affiliation) as related to the applicable Program and is not in uncured, material breach hereunder, Producer’s engagement hereunder to provide the Services (including the services of Key Man pursuant to the Key Man Affiliation as related to The Chosen) shall continue in connection with each and every Episode and Season of The Chosen and, if applicable, Project B, as the lead producer of such Episodes and Programs, including the exclusive producer services of Section 3(b) hereof. The Key Man’s services as show runner for The Chosen (and if a Project B Election to Proceed is effected, the Project B Key Man Services, for Project B) are not delegable. Upon any material, uncured breach of Producer’s obligation to provide the Services hereunder (including providing the requisite services of the Key Man pursuant to the Key Man Affiliation), Company shall have the remedies provided for herein.

(b)        Producer’s Services are and shall be first priority on the Programs and each Episode, to any other development or production of any other project. So long as Producer is not in uncured, material breach hereof (and including that the Key Man continues as the show runner of each The Chosen Episode and as the director of each The Chosen Episode and as a writer and producer of each The Chosen Episode and continues to render the Project B Key Man Services [if applicable]), Producer shall be and continue as the exclusive producer of the Programs, and Company shall not engage any person or company to provide material writing, directing, producing or production company services on such Programs (except for the Company Producer as provided herein, or to the extent that Company is exercising its legal remedies with respect to an Event of Producer Default hereunder).

(c)        During the Term, Producer (and Key Man) may render development and/or production services on other content, programs and/or productions for exploitation in any and all media other than the Programs (a “Non-Series Program”) so long as the provision of such services (i) does not interfere with the development or production of the Programs in accordance with the Production Standards or the Production Integrity Obligations and (ii) does not interfere with the delivery of the Episodes in compliance with the delivery dates set forth in the Production and Delivery Schedule.

(d)        During the Term, the Key Man's [***], shall not be a violation of this Agreement or the Key Man Affiliation, so long as the Key Man's provision of services thereunder (i) does not interfere with the development or production of the Programs in accordance with the Production Integrity Obligations or the Production Standards, and (ii) does not interfere with the delivery of the Episodes on the terms hereof and in compliance with the delivery dates set forth in the Production and Delivery Schedule for The Chosen.

Company may seek and shall be entitled to rely upon the assurances (or lack thereof) of the Key Man with respect to the non-interference requirements of the preceding two paragraphs.

(e)       Any Non-Series Program that Producer elects to produce or co-produce during the Term that is a Chosen Branded-Program [***] (“Chosen-Branded [***] Project”) shall be subject to and conditioned upon the following (collectively, the “Chosen-Branded [***] Project Conditions”):

i)	[***]

ii)	[***]

iii)	[***]

iv)	[***]

v)	[***]

vi)	[***]

vii)	[***]

viii)	[***]

4.        PRODUCTION FUNDING.

(a)       Production Funding. Schedule AB sets forth the aggregate budget amounts and caps for The Chosen (each a “The Chosen Advance Budget Amount”); and for Project B (if an Election to Proceed is made respecting Project B), (the “Project B Advance Budget Amount”). The Chosen Advance Budget Amount and the Project B Advance Budget Amount are assumed to, and shall, reflect the production of the subject programming in a materially similar quality and form of Seasons 3 and 4 of The Chosen and the standards and practices of applicable first class comparable scripted dramatic series programing in the United States network television or streaming industry (and if Project B is produced as provided hereunder as a motion picture(s), in the United States theatrical motion picture industry). So long as Producer is performing its Services hereunder and is not in uncured, material breach hereunder, Company shall fund each such season of The Chosen and Project B, in accordance with the Approved Budget (defined herein) and Approved Cash Flow Schedule (defined herein) for each such program. There are no intended third party beneficiaries of Company’s various agreements and assurances to provide funding, other than (i) Producer, (ii) a third party who in Company’s discretion is provided a written assurance from Company.

(b)        Producer shall present Company with Producer’s initially proposed budget for each Season of the Programs, including for each Episode of such season, not later than ninety (90) days prior to commencement of production of such season (each, an “Initial Budget”). The Initial Budget submitted by Producer shall not exceed the Chosen Advance Budget Amount (or for Project B, the Project B Advance Budget Amount), as more fully set forth on Schedule AB. Company shall not be required to cash-flow any Production Subsidies (defined in Schedule AB). Such Initial Budget shall present the budget for each of the Episodes of the season, as well as the season as a whole, presented in such best detail as Producer has created as of the time of such submission (e.g., on Movie Magic or such other budgeting software as is customary and reasonable) (“Budget Detail”). Any overhead or administrative costs or fees of Producer shall be clearly reflected in such Initial Budget, as well as any allocation formula which Producer proposes to use in such Initial Budget.

(c)        Company shall from time to time designate in writing a Company Producer (provided for herein) to whom such budget and cash flow materials shall be provided. The Chosen Advance Budget Amounts (and, if applicable the Project B Advance Budget Amount) shall be sometimes be referred to herein as the “Advance Budget Amount” for the applicable Season of the applicable Program (or motion picture, if applicable). Company’s obligation hereunder to fund each Season of The Chosen (or Project B, as applicable) shall not exceed the Advance Budget Amounts (as provided in Schedule AB).

(d)        Company shall review the Initial Budget for each Season to make such comments or input as it deems reasonable and appropriate (including as to an Episode budget, in Company’s good faith discretion), including for CAS to ascertain that the proposed production budget is reasonably sufficient to produce the BAC-Approved screenplay in reasonable conformity with the Production Standards. If Company approves such Initial Budget, it shall be deemed an Approved Budget (defined herein), subject to the remaining terms hereof. If the Initial Budget (with Budget Detail) is in reasonable conformity with Production Standards and the Production and Delivery Schedule and is equal to or less than the Chosen Advance Budget Amount for such season (or for Project B, the Project B Advance Budget Amount), then such Initial Budget shall presumptively be deemed approved by Company, subject to the remaining terms provided herein. If Company rejects an Initial Budget, Company and Producer shall confer meaningfully without delay with respect thereto, in good faith in order to arrive at an Approved Budget. Producer shall provide Company with each material update to the Initial Budget (or if an Initial Budget has been approved, as to an Approved Budget. Such updates, to the extent material, shall be provided not less than monthly; and beginning one month before production, not less frequently than weekly; and during production, as each revised budget is prepared by Producer.) Company shall timely review and in the event the revised budget and, if any, make timely comments or input as Company in its discretion deems appropriate. Any Approved Budget is not anticipated to reflect a contingency reserve of greater than 10% of the otherwise budgeted amounts, and subject to Company’s reasonable approval, including any greater or lesser continency or reserve.

(e)        Working from the Initial Budget (and including due regard for any deemed presumptive approval provided for hereunder), the Company and Producer shall use timely good faith efforts to agree an “Approved Budget” for the Season (and each Episode), anticipated to be approved within twenty-one (21) days after Producer’s submission of the Initial Budget. Such Approved Budget shall require the Budget Detail (and a detailed, line-by-line budget and not a so-called top-line budget.) The budget shall only be deemed an “Approved Budget” when it is approved in writing by Company, and an Initial Budget that is presumptively deemed approved shall become an Approved Budget as such detailed, line-by-line budget items are populated). Producer may in its ordinary course of providing Services, in good faith allocate reasonable amounts of reserve/contingency to cover unanticipated line-item or category overages; but Producer may not make material re-allocations of Approved Budget items (e.g., make a material increase to one line item or category, offset by reduction(s) to other line items or categories) without review by Company, if such would adversely affect Production Standards. Producer shall give immediate written notice to Company if Producer anticipates that an Approved Budget of a season (or motion picture) will be exceeded (including after application of any reserve/contingency, or if an overage in an Episodic budget is likely to cause an overage in the seasonal budget.

(f)        Beginning with Producer’s presentation of the Initial Budget to Company, Producer shall provide Company with a written proposed cash flow schedule for such Season (“Initial Cash Flow Schedule”), with email sufficing. As the Producer updates the Initial Budget or Approved Budget, Producer shall provide Company with requisite changes to the cash flow schedule. Company shall timely review the Initial Cash Flow Schedule and each revised cash flow schedule and, if any, make timely comments or input (if any) as it determines in its sole discretion. The Company and Producer shall use timely good faith efforts to agree a Company-approved cash flow schedule (the “Approved Cash Flow Schedule” from the Initial Cash Flow Schedule and any updates for the Season (and each Episode), anticipated to be agreed concurrently with the Approved Budget. A cash flow shall only be deemed the “Approved Cash Flow Schedule” when it Is approved in writing by Company. With regards to the Approved Cash Flow Schedule, Company and Producer shall consult in good faith as to a funding schedule from Company (in accordance with reasonable industry custom and practice), including any advance or deposit amounts required (i.e., talent escrows) and shall include the particulars of any such funding advance or cushion in the Approved Cash Flow Schedule (i.e., funding of needed cash flow some days or weeks in advance, and/or with reserves).

(g)        Company shall fund the Approved Budget of each Episode of a Season (or motion picture) of the Programs in accordance with the Approved Cash Flow (which for clarity, each of which must have been approved in writing by the Company). If there is no Approved Budget or Approved Cash Flow (i.e., Company in its discretion shall has not approved of a proposed budget or a proposed cash flow), then Company shall not be obligated to fund such Episode or the season of the Programs of which it is a component. So long as Company has approved. So long as there is an Approved Budget and an Approved Cash Flow Schedule (and so long as there is no uncured Event of Producer Default), Company shall provide reasonably requested assurances of creditworthiness as are customary, reasonable and necessary to provide material third party vendors and talent with financial assurances that the Approved Budget amount is available for expenditure in accordance with the Approved Cash Flow Schedule. Producer acknowledges that based upon its prior production collaboration with Company, it considers Company to be a creditworthy funding source, and because of Producer’s existing accounts and relationships with vendors, any such financial assurances to third parties are anticipated to be limited, if any (for example, talent holding fees). Company shall not be required to make any assurances to any licensee or prospective licensee of the Programs. The foregoing notwithstanding, nothing herein (express or implied) creates or is intended to create any obligation of Company to become a signatory to any guild, union or collective bargaining agreement or any performing rights society, nor to guaranty any financial obligations of Producer or any contractor of Producer respecting any such guild. In the event any guild requests that Company provide financial assurances or other documents from Company with respect to The Chosen, Producer and Company shall cooperatively meet and confer with each other in good faith to resolve such guild requests towards the mutual objective of the continuation of production of The Chosen.

(h)        Prior receipt of Producer’s continuing “Production Representations and Warranties” set forth on Schedule PRW hereto, certified and delivered by Producer to Company at the time of the Approved Budget and the Approved Cash Flow (and in any event before the commencement of production of each season of the Programs.)

(i)        The Company in its reasonable and good faith discretion consistent with prudent procedures, may determine the manner in which material Approved Budget remittances (in excess of $1 million in any one payment or $3 million to any one vendor during a season’s production) are made to such vendor. Regardless thereof, Company (via the Company Producer provided for herein) shall have real-time full access on a continuing basis, to the production accounting and disbursement records of each Episode and season. Producer shall make timely payments to all its vendors, in accordance with the Approved Budget and the Approved Cash Flow Schedule.

(j)        The actual development, production and post-production costs for a Season (or motion picture) of the Program (i.e., each of The Chosen and, if applicable, Project B) through and including complete delivery to Company by Producer are referred to herein as the “Final Cost of Season”. If the Final Cost of Season of a season (or motion picture) of the Programs is less than the Approved Budget for such applicable Season (or motion picture) (such amount, if any, an “Underage”), Company and Producer shall each be entitled to receive an amount equal to Fifty Percent (50%) of any such Underage. Unused contingency reserve (reflected in the Approved Budget) shall be considered an Underage, and Producer shall be entitled its share thereof, but Producer shall not be entitled to a Production Services Fee on unused contingency for which the Underage fee is payable.

(k)        Company is a registered non-profit company, and Company’s funding provided for herein is subject to the continuing condition that the funding be used only for charitable, educational, religious and/or scientific purposes, including the development, production and post-production of the Programs.

(l)        Producer may not seek or utilize any production funding in excess of the Approved Budget, including any advances from any licensee or other person. Any such advances would be revenues hereunder subject to the accounting provisions hereof and shall not be used to cover production expenses or overages.

(m)        Schedule AB addresses the applicability of Production Subsidies to the Approved Budget amounts and Approved Advance Budget amounts.

(n)        For clarity, Company has no obligation (to Producer or any other person) to fund any amount in excess of the Advance Budget Amount or Approved Budget of a Program. There are no third-party beneficiaries of Company’s funding obligations hereunder. Producer does not have the authority to make any financial or funding commitments to any person, for or on behalf of or binding upon the Company.

5.        COMPENSATION

(a)        Production Services Fee. In connection with each season (or motion picture) of the Programs (i.e., each of The Chosen and, if applicable, Project B), Company shall pay to Producer the “Production Services Fee” as defined and in accordance with the provisions of Schedule PSF attached hereto and incorporated herein by this reference (the “Production Services Fee Schedule”).

(b)        The Production Services Fee shall be calculated, accounted and paid in accordance with the provisions of Schedule FAS attached hereto (the “Fee Accounting Schedule”). The Approved Budget (and the Advance Budget Amount) is a capped amount for purposes of the Production Services Fee, and for clarity, any Overages (including any which might be approved by Company) will not be added to the Final Cost of Season for purposes of calculating the Production Services Fee. Ninety-five percent (95%) of the Production Services Fee shall be payable to Producer in accordance with the Approved Cash Flow Schedule, with the final 5% (“Fee Holdback”) being payable upon Delivery of the applicable Season (or motion picture) of the Programs.

(c)        Taxes and Withholdings. The Approved Budget of each season shall reflect all taxes and withholdings due, depositable or payable on account of the production of such season, including all Guild payments, and Producer shall remit all such amounts in a timely to the respective taxing authority in accordance with the Approved Cash Flow Schedule.

6.        OVERAGES/ENHANCEMENTS. Producer shall be responsible for all amounts necessary to complete and deliver the Programs in excess of the Approved Budget (“Overages”); provided, that enhancements (meaning specific cost increases which are set forth in a timely written request by Producer, together with such written justification (including from the Key Man, if directly related to matters under Key Man’s responsibilities) as to why such proposed enhancement is specifically creatively beneficial to the production), which in response to such request are approved by Company in advance in writing (“Enhancements”), shall be deemed added to the Approved Budget and funded by Company. Producer shall present to Company in a timely and good faith manner, and the Parties shall thereupon discuss in good faith, the Company’s potential funding of one or more Overages to the current Approved Budget, with the mutual good faith objective of enabling the completion of the production and delivery of the current Program then in production. Any agreement by Company to fund such Overages, and the terms upon which Company might agree, shall be in Company’s sole and absolute discretion, exercised in good faith along with Producer’s good faith in presenting such Overage to Company. Notwithstanding anything to the contrary contained herein, Producer shall not be responsible for Overages caused by Excluded Factors.

7.        OWNERSHIP OF RIGHTS.

(a)        All of the results and proceeds of Producer’s Services (without regard to whether Producer or Producer’s employees or any other third party perform such services) shall be deemed a “work made for hire” specially ordered or commissioned by Company in connection with the Programs in accordance with US copyright law and otherwise; and all rights in and to the Programs and any physical materials relating to or embodying the Programs shall vest solely in Company as the “author” thereof irrevocably upon creation or acquisition by or for Producer without any further act or instrument by any person; and Company shall from inception own all rights, title, and interest in and to the foregoing without any claim, lien, or encumbrance in favor of any person (other than the customary liens of laboratories for services and facilities, other than customary liens granted to any Guild to which Producer and/or Producer Parent is a counterparty). Without limiting the foregoing, Company shall for all purposes the absolute owner of the same and Producer hereby grants to Company without reservation, condition or limitation, all rights of every kind and nature in and to all ideas and other elements included in or relating to the Programs, the results and proceeds of Producer’s Services and each element thereof (but excluding the “Tangible Assets” [as defined below]) (collectively, “Proceeds”) including, without limitation, any and all contracts, agreements, assignments, documents and/or other instruments pursuant to which Producer may have heretofore or may hereafter acquire any right, title or interest of any kind in and to the Programs; any and all releases, warranties and indemnities acquired by Producer in connection with the Programs; any and all rights of copyright and extension and renewal of copyright therein, perpetually, in any and all languages, throughout the universe, in any and all media whether now known or hereafter devised; and the unlimited and absolute right, in Company’s sole discretion, to edit, add to, subtract from, modify, dub, translate and subtitle in all languages the Programs or any element thereof and to combine the results and proceeds of Producer’s Services or any element thereof with material furnished or created by others and to use the results and proceeds of Producer’s Services in promotion, marketing and advertising of the Programs and in merchandise, sound recordings, commercial/promotional tie-ins and in partnership marketing campaigns. Producer expressly waives any so-called rights of droit moral, moral rights of authors and similar rights and agrees to use reasonable efforts to provide in all agreements entered into with any third parties in connection with the Programs that such third parties waive such rights. All rights granted by Producer under this Agreement, including without limitation all rights in and to the results and proceeds of Producer’s Services, are irrevocable and shall vest and remain vested in Company and shall not be subject to rescission whether this Agreement expires in normal course or is sooner terminated for any cause or reason, including without limitation any termination of this Agreement. If under any applicable law the fact that the Proceeds are a “work made for hire” is not effective to place sole authorship and sole ownership of the Programs and all rights therein in Company, then to the fullest extent available and for the full term of protection otherwise accorded to Producer under such applicable law, Producer hereby irrevocably and perpetually assigns and transfers to Company all right, title and interest in and to the Proceeds (and all rights and properties comprising the Programs) of every kind and nature now known or hereafter devised.

(b)        The foregoing work for hire provision shall not imply that Company owns Producer’s physical props, stages, sets, wardrobe, real estate, fixtures, emblements and equipment which are now or hereafter may be created by Producer in connection with the Services rendered hereunder (the “Tangible Assets”), which for clarity are hereby expressly reserved by Producer and Producer Parent.

(c)        Producer shall execute any and all further documents or instruments consistent herewith which Company deems reasonably necessary and proper to record the ownership of Company and otherwise carry out the purposes of this Agreement. Producer hereby appoints Company as its lawful attorney in fact with full right of substitution and the full right and authority to execute and deliver the same, which appointment is hereby declared to be a power coupled with an interest and shall be irrevocable under any and all circumstances. Company shall use good faith commercially reasonable efforts to afford Producer with five (5) days advance written request and notice prior to Company’s exercise of its power of attorney hereunder. If Company executes any documents on Producer’s behalf, Company shall provide a copy(ies) of such document(s) to Producer upon written request therefor; provided, that any inadvertent failure of Company to provide such copies shall not be deemed a breach hereof.

8.        FUNDAMENTAL CONDITONS AND PRODUCTION OBLIGATIONS.

(a)       Production Integrity Obligations. Producer shall at all times substantially perform and discharge, and cause its “Affiliates” (as defined below) to at all times substantially perform and adhere to, the “Production Integrity Obligations” set forth in Schedule I attached hereto and incorporated herein by this reference, and Producer acknowledges and agrees that the Production Integrity Obligations are a fundamental element of this Agreement. Producer acknowledges that the Key Man Affiliation includes substantial personal service performances required of the Key Man, and Producer shall use good faith efforts to cause the Key Man to perform and adhere to the Production Integrity Obligations. As used herein, “Governmental Authority” means any federal government, state, municipal, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) and any entity exercising executive, legislative, judicial, regulatory or administrative authority of or pertaining to government; “Person” means any individual, corporation, partnership, trust, unincorporated organization, joint stock company or other legal entity or organization and Governmental Authority; “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. Without limitation, Producer’s Affiliates include TCI, the Key Man and the Affiliated ProdCos (as defined below).

(b)       Production Conditions. Producer shall at all times substantially perform and adhere to and cause its Affiliates to at all times substantially perform and adhere to, the “Production Conditions” set forth in Schedule II attached hereto and incorporated herein by this reference. Producer acknowledges and agrees that the Production Conditions are fundamental elements of this Agreement. Producer acknowledges that the Key Man Affiliation includes substantial personal service performances required of the Key Man, and Producer shall use good faith efforts to cause the Key Man to perform and adhere to the Production Conditions to the extent within Producer’s control.

(c)       Company Producer.

i.         As provided herein, the production of each Episode and the Programs are each a work for hire by Producer for Company. There are material conditions and requirements set forth herein respecting Producer’s services in developing, producing and delivering the Programs. Company has a material and continuing interest in monitoring the status of the production and delivery of the Programs. Producer shall use its good faith and timely efforts to promptly inform the Company of all matters substantially affecting the production of each Episode of the Programs.

ii.         Company (for each Season or motion picture of the applicable Program) may from time to time designate in writing a person to act as a representative of Company to render services as a producer of such Season or motion picture of the Programs (and/or each Episode thereof). Such person shall have relevant experience in the process of producing dramatic television or film programing (or similar qualifications, such as a completion guarantor representative) and such appointment shall (absent material and exigent circumstances) be subject to the prior written (email shall suffice) reasonable approval of Producer, which shall not be unreasonably withheld or delayed (the “Company Producer”). The Company Producer shall be bound by the confidentiality obligations set forth in Section 20 below.

iii.        Company Producer: (i) shall at all relevant times have access to the production set of the Programs; (ii) shall appear as a “Producer” on each daily “call sheet” distributed to cast, crew and/or other production personnel, during production, post-production and otherwise (provided, that any inadvertent (i.e., non-repetitive) failure to include Company Producer on any daily “call sheet” shall not be deemed a breach hereof); (iii) shall have full access during business hours to the production accounts, books and records of the Producer (including without limitation the production accountant and, if different, the disbursement personnel) in relation to each Episode; (iv) shall be provided office or work space on the production set, commensurate with a producer of the Programs (and Company Producer may at Company’s sole cost elect to locate a mobile office trailer on set); and; (v) shall be timely presented with all budget and cash flow items which Producer is obligated hereunder to provide to Company.

(d)       Guilds. Producer shall continue (and renew, as necessary) its signatory status with any and all applicable guild, union or collective bargaining agreement counterparties (each a “Guild”), including SAG-AFTRA. Producer shall interface with all Guilds respecting the Programs. Company shall not be required to enter into any Guild agreements, including any signatory, financial assurances or other guaranty of obligations of Producer. Producer shall not suggest or offer to any Guild that the Company become a Guild signatory or provide contractual assurances to any Guild. Anything herein or in any Contribution Document notwithstanding, this Agreement and the other Contribution Documents are not intended to create any obligation of Contributor to become a signatory to any guild, union or collective bargaining agreement (each, a “Guild”) or performing rights society, with respect to The Chosen, nor to guaranty or assume any obligations (including the obligations of Producer or Producer Parent) respecting any such Guild. In the event any Guild requests that Company provide financial assurances or other documents with respect to the Programs, the Parties shall meet and confer and shall cooperate with each other in good faith to resolve such Guild requests and ensure the continuation of production of the applicable Program.

(e)       Subject to the terms and conditions contained herein, including the Production Conditions and the Production Integrity Obligations, Producer acting in all respects through the Key Man, shall have customary creative control and creative discretion respecting the artistic and creative elements of the Programs and its Episodes, and Company shall not interfere with such Key Man’s creative control and discretion. So long as the Key Man Affiliation is extant pursuant to the terms of this Agreement, Producer shall have control over ordinary course, day-to-day business and production matters of the Programs (subject to the limitations and conditions herein, including the provisions respecting the Chosen Planning Council and all rights of Company herein).

(f)        Other Obligations of Producer. Producer shall at all times perform its Services hereunder in direct coordination with its Parent Company, which is performing distribution and marketing services for the Programs pursuant to the 2024 DMA.

9.        CREDITS. All credit matters relating to the Programs, including, without limitation, the granting of any credits on the Program shall be determined by Producer in its sole discretion; provided, that subject to any applicable Guild requirements and any applicable distributor policies (with respect to appearance, size and duration), the following shall apply:

(a)       Company shall be accorded a front-end presentation credit, first position (provided, that such first position credit shall be subject to any contractual obligations to Angel Studios, if any, and any distributor’s presentation credits), single card, in such form (static or animated) as Company directs, for “Come and See” (or such alternative name designated by Company and approved by Key Man) on all Episodes of Seasons 5, 6, and 7 of The Chosen, and all episodes (if applicable) of Project B. Subject to the reasonable and customary approval policies and procedures of any distributor or sub-distributor within its own territory or media, such credit shall also be included in the billing block portion of all Program ads which Program ads also include any other presentation or company credit, at Company’s discretion (subject to customary excluded ads and congratulatory award advertising, unless any other presentation or company credit appears therein).

(b)       Producer and Key Man shall meaningfully consult with Company regarding any main title company or presentation credits and any credits which Company may request to have included, including, without limitation, an appropriate credit for the Company Producer. Producer shall not accord any third-party presentation credits (other than Producer Parent) that have not already been granted or credited on prior Seasons of The Chosen, without prior written approval of Company.

Except as set forth herein, all other matters relating to the foregoing credit shall be at Producer’s sole discretion. No casual or inadvertent (i.e., non-repetitive) failure by Producer, nor any failure by any third party, to comply with the terms of this paragraph shall constitute a breach hereof and in no event shall Company seek or be entitled to injunctive or other equitable relief for breach of any of the credit/billing requirements hereof. Producer agrees, upon receipt of written notice from Company specifying any failure to accord such credit, to take prompt, commercially reasonable steps to prospectively cure such failure, but Producer will be under no obligation to recall any printed materials, ads, or other materials.

10.       THE CHOSEN KEY MAN AFFILIATION.

(a)       Dallas Jenkins shall be engaged by Producer (or TCI) as the principal show runner of Seasons 5-7 of The Chosen, to render creative writing and directing services on a first-priority basis (and on an exclusive basis during principal photography of each The Chosen Episode) (“Key Man Affiliation”). As a component of such Key Man Affiliation, the Key Man shall also have and actively exercise the primary creative and design authority respecting the branding, quality and production of The Chosen and each The Chosen Episode thereof. For clarity, the services of Dallas Jenkins in the Key Man Affiliation (or the Project B Key Man Services) are not delegable (nor assignable in any bankruptcy). Company and Producer acknowledge that Key Man (and conditioned upon the Key Man Affiliation) shall have and retain customary creative control and creative discretion respecting the artistic content of The Chosen (subject to review and approval rights of Company set forth herein). Company shall also have the right to insist upon and enforce the Key Man Affiliation requirements, to insist that the Key Man (Dallas Jenkins) must have and exert customary directorial creative control over The Chosen, including as to the Evangelical theological standards incorporated therein in the seasonal dramatic arcs as well as each The Chosen Episodic content.

(b)       If a Project B Election to Proceed is effected hereunder (which, for clarity, requires that the Project B Key Man Services be extant as a condition thereof) and Project B is produced and funded hereunder in accordance with such Project B Election to Proceed (whether as an episodic series or one or more theatrical features, or some combination thereof), then any financing obligation of Company for Project B shall be conditioned upon the Project B Key Man Services being in effect for Project B and its production. A Project B Election to Proceed for Project B as a motion picture or a television series shall be subject to both the Key Man’s and the Company’s satisfaction (and approval) that the Key Man’s direct roles or responsibilities (comprising the Project B Key Man Services) with respect to any a Project B motion picture(s) or television series are not substantively reduced, circumvented or materially adversely diminished than the roles and responsibilities otherwise applicable to The Chosen series television production. As part of the Key Man Affiliation, Producer shall use good faith efforts to cause the Key Man to provide (at no additional cost to the production or any Approved Budget) first priority marketing services and appearances respecting the initial release of each season of The Chosen, such services and appearance of a type and frequency being not less than as occurred with respect to the theatrical and VOD releases of Season 4 of The Chosen.

(c)       Producer shall use reasonable good faith efforts to cause the Key Man Amendment to remain in full force and effect, and TCI and Company continue to enjoy all their respective rights and benefits (including limitations on Key Man’s services to third parties) thereunder as intended third party beneficiaries of such Key Man Amendment in connection with The Chosen. The Key Man’s services pursuant to the Key Man Affiliation are not assignable or delegable (or assignable in any bankruptcy) by Producer or Key Man. Company at its discretion and at its cost may obtain and maintain key man insurance respecting the Key Man. The existence or not of any such key man insurance shall not affect Company’s remedies hereunder or under any Transaction Document.

11.       [***] PROJECTS RIGHT OF FIRST NEGOTIATION. During the period which ends on the later of (i) the end of the Term (and including any extension thereof if a Project B Election to Proceed occurs), and (ii) the end of the term (including any extension provided for thereunder) of the 2024 DMA, Producer (and TCI) shall, and shall cause any Affiliate, to submit to Company each and every “[***] Project” (as defined below) for which Producer (or TCI or any Affiliate) desires to elect to produce, co-develop, co-produce, finance or co-finance such [***] Project. Producer shall present (in writing – email shall suffice) [***] (such elements submitted at the time, the “Submission Elements”). Company and Producer (and any other Affiliate of TCI or Producer involved in the proposed development or production) shall negotiate in good faith for fifteen (15) business days following Producer’s submission thereof (the “Negotiation Period”) respecting Company’s potential acquisition of some or all of the “CAS Reserved Rights” (as defined in the 2024 DMA) (which may require Company to provide financing or otherwise transact with respect to such [***] Project) (the “Material Deal Terms”) (such right of Company being referred to herein as the “[***] Project Right of First Negotiation”). If the Parties do not: (a) agree to the Material Deal Terms prior to the expiration of the Negotiation Period or (b) enter into definitive written agreements with respect to the financing of any accepted [***] Project within thirty (30) days after completion of the Negotiation Period, then Producer (or its Affiliate) may thereafter present the proposed [***] Project to third parties; provided, that if prior to entering into an agreement with a bona fide third-party for the applicable [***] Project there are any changed elements [***] (the “Changed Elements”), then Producer shall submit the Changed Elements to Company and Company shall have five (5) business days following Producer’s submission of the Changed Elements to negotiate the Material Deal Terms (the “Changed Elements Negotiation Period”). If the Parties do not: (a) agree to the Material Deal Terms prior to the expiration of the Changed Elements Negotiation Period or (b) enter into written agreements with respect to the submitted [***] Project (with such Changed Elements), within fifteen (15) days after completion of the Changed Elements Negotiation Period, then Producer shall be free to negotiate and enter into agreements with third parties with respect to the financing, development, production and/or other exploitation of the applicable [***] Project and Producer shall have no any further obligations of any kind or nature to present such [***] Project opportunity to Company; provided, that for clarity if the project is or becomes a “Chosen-Branded Program” the applicable terms of this Agreement shall apply. For clarity, discussions of a potential project at a Chosen Planning Council meeting or otherwise shall not replace or satisfy the formal written notices required under this first look provision. “[***] Project(s)” shall be defined as a television or film (including streaming) project [***].

12.       DERIVATIVE PRODUCTIONS BY COMPANY. During the Term, neither Party shall have the right to develop, produce, finance or otherwise exploit any derivative work or production of any kind (including, without limitation, prequel, sequel, remake, spinoff, theatrical motion picture, television or streaming episodic or limited series or long-form program, live stage production, podcast, print publication, location based attraction, live event, etc.) based upon or derived from The Chosen (“Derivative Production(s)”) unless otherwise mutually approved by the Parties in writing. After expiration of the Term, if at any time Company elects develop, produce, finance or otherwise exploit any Derivative Production, then (i) if Key Man is still engaged with Producer in substantially the same capacity as he was on The Chosen (i.e., the substance of the Key Man Affiliation or, if applicable, the Project B Key Man Services), then Key Man shall have sole control over whether or not a Derivative Production may be produced, and if Key Man approves production of a Derivative Production, then Producer shall have the first opportunity (as provided herein) to develop, produce and distribute the applicable Derivative Production and Key Man shall have the first opportunity (as provided herein) to write and direct (and produce, if desired) the applicable Derivative Production; or (ii) if Key Man is not then engaged with Producer in substantially the same capacity as he was for The Chosen (i.e., the substance of the Key Man Affiliation, or the Project B Key Man Services), then Key Man shall have sole control over whether or not such a Derivative Production may be produced, and if Key Man approves a production of a Derivative Production, CAS shall use commercially reasonable good faith efforts (subject to the Key Man’s control of such production) to cause Producer to have the first opportunity (as defined herein) to develop, produce and distribute the applicable Derivative Production but in all cases with Key Man retaining the creative authority (including green-lighting authority) over the applicable Derivative Production. If Key Man is no longer active in the entertainment industry, then Company (and not Key Man) shall in its sole and absolute discretion control over whether a Derivative Production shall be produced, and the creative control thereof. In furtherance of Producer having the first opportunity as set forth in this paragraph, if the Key Man Affiliation (or a substantially similar affiliation) is extant, the Parties shall enter into good faith discussions (which shall include the Key Man and Producer (or only the Producer, if Key Man is no longer active in the entertainment industry) for their potential creative and production services respecting such Derivative Production, and if Producer and Key Man are able and willing to provide such creative and production services (substantially of the type and quality as provided hereunder for The Chosen), then Producer shall use Producer and Key Man exclusively for such development and production. If the Key Man Affiliation (or a substantially similar affiliation) is not extant, Company shall have good faith negotiations with Producer respecting Producer’s potential creative and production services respecting such Derivative Production, for a period of thirty (30) days (the “Derivative Production Negotiation Period”). If the Parties do not agree in writing to material deal terms within the Derivative Production Negotiation Period, then Company shall be free to develop, assign, produce, finance and/or distribute the applicable Derivative Production as it determines in its sole discretion. Further, the foregoing first look/first negotiation rights does not apply to “CAS Versions” or alternative versions (for example, foreign language versions) of the Programs, nor any promotional or marketing programs created by or funded by Company . For further clarity, the foregoing first look/first negotiation rights does not apply to any exploitation of Company’s Reserved Rights as set forth in the Transaction Documents. Upon and after the expiration of a Derivative Production Negotiation Period where no written agreement results, this provision shall not apply to any other Derivative Production, and Company after such expiration shall be free to develop, assign, produce, finance and/or distribute Derivative Productions as it determines in its sole discretion. In the event that a Project B Election to Proceed is effected, then the terms and conditions of this Section shall also apply to Derivative Productions based upon or derived from Project B or any element therein.

13.       BOOKS AND RECORDS. Producer agrees to maintain full and complete records of all transactions made by Producer in connection with its activities hereunder, including books of account, records, papers, correspondence, vouchers, contracts, receipts, and inventories (collectively, the “Books”). Producer shall keep and maintain the Books continuously throughout the Term and for three (3) years thereafter. During the Term and for three (3) years thereafter, Company shall have the right through its representatives and accountants at all times during regular business hours to have free and full access to the Books (in addition to the specific rights of Company and Company Producer herein)

14.       REPRESENTATIONS AND WARRANTIES, AND CERTAIN PRODUCER COVENANTS.

(a)	Producer represents, warrants and agrees that:

i.          Producer is validly organized under the laws of its applicable jurisdiction, is in good corporate standing in such jurisdiction, and will remain so until satisfaction of all of its obligations hereunder, and has the right, power, and authority to enter into this Agreement and satisfy all of its obligations hereunder;

ii.         Producer and TCI each has full power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Producer of this Agreement, the performance by Producer of its obligations hereunder and the consummation by Producer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Producer, including the requisite approval of Producer’s equity holders. This Agreement constitutes the valid and legally binding obligation of Producer, enforceable in accordance with its terms and conditions except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors’ rights generally or provisions limiting competition, and by equitable principles.

iii.        Producer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would have a Material Adverse Effect.

iv.        Each Episode and the Programs are and shall be wholly original with Producer or in minor or incidental part in the public domain throughout the universe (of which Producer shall promptly notify Company in writing), or contains material with respect to which Producer has obtained written releases or other documents from all applicable parties granting to Producer all of the rights granted to Company hereunder (including, without limitation, waivers and/or assignments of all so-called “moral rights,” “droit moral,” “patrimonial rights,” or any similar rights (and rights of enforcement thereof) that may now or hereafter be recognized in any country or place).

v.        Producer has not made and will not make any grant, assignment, or agreement, or take any other action that will conflict or interfere with any rights granted to Company herein.

vi.        In connection with the pre-production, production and post-production of the Programs, Producer shall obtain and maintain, any and all agreements, permissions, licenses or permissions, required of Producer or any Affiliated Prodco, as are necessary and sufficient for the production and exploitation of Programs and to cause their Delivery in accordance herewith, and Producer shall comply with all applicable Guild agreements (and shall maintain its agreements or renewals thereof with any applicable Guild), laws, codes, permit requirements, statutes, ordinances, rules, regulations, and requirements of all governmental agencies and regulatory bodies.

vii.      To the best of Producer’s knowledge, the Episodes and Programs do not and will not, nor will the Programs produced hereunder, defame any person or entity or infringe upon or violate the rights of privacy, publicity, copyright, or trademark or any other rights of any kind or nature whatsoever (including, without limitation, any literary, dramatic, comedic, musical or photoplay right, or contract right) of any person or entity.

viii.      Producer shall, and shall use good faith efforts to cause its Affiliates to, maintain the Key Man Affiliation.

ix.        Producer shall directly coordinate deliveries and clearances of Programs with Producer Parent pursuant to the 2024 DMA.

x.         No Material Adverse Effect (such term as used herein having the definition as set forth in the 2024 CAS APA) affecting Producer or Producer Parent is extant.

xi.        Producer shall use commercially reasonable efforts to give written notice to CAS not later than June 30, 2027 of whether the Key Man Term has been agreed in writing by TCI Producer and the Key Man to be extended beyond the original Key Man Term, including therewith a copy of any such written extension; and if no such written notice of Key Man Term extension is provided by such date, CAS shall be entitled to rely upon such Key Man Term and act in accordance therewith.

(b)        Company represents, warrants and agrees that:

i.          Company is validly organized under the laws of its applicable jurisdiction, is in good corporate standing in such jurisdiction, and will remain so until satisfaction of all of its obligations hereunder, and has the right, power, and authority to enter into this Agreement and satisfy all of its obligations hereunder.

ii.         Throughout the Term, Company will have sufficient financial resources or means to satisfy its monetary and other obligations under this Agreement as they come due, and to effect in a timely manner the fundings to Producer that are required of Company under the Approved Cash Flow Schedule for each Season.

iii.        Company owns all rights in and to the Programs and has full power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Company of this Agreement and the other Transaction Documents, the performance by Company of its obligations hereunder and the consummation by Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Company.

iv.       This Agreement constitutes the valid and legally binding obligation of Company, enforceable in accordance with its terms and conditions except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting creditors’ rights generally or provisions limiting competition, and by equitable principles.

15.           INDEMNIFICATION.

(a)           Producer shall at all times indemnify and hold harmless Company and its parent, subsidiary, and affiliated entities, successors, licensees, and assignees and each of their respective officers, directors, shareholders, employees, financiers, investors, contractors, partners, licensees, and agents from any and all third party losses, damages, claims, liabilities, or expenses (including reasonable outside legal fees and costs) (collectively, “Claims”) arising out of, relating to, or founded upon any breach of any of Producer’s representations, warranties, and/or obligations hereunder.

(b)           Company shall at all times indemnify, defend and hold harmless Producer and its parent, subsidiary, and affiliated entities, successors, licensees, and assignees and each of their respective officers, directors, shareholders, employees, financiers, investors, contractors, partners, licensees, and agents from any and all third party Claims arising out of, relating to, or founded upon any breach of any of Company’s representations, warranties, and/or obligations hereunder. The foregoing notwithstanding, this Agreement does not implicitly or otherwise create any obligation of Company to indemnify Producer or any Affiliate of Producer for any claim by Angel Studios Inc. arising or asserted prior to the Agreement Date, including in the litigation proceeding that is pending as of the May 1, 2024 between Angel Studio Inc. and TCI.

(c)           Each Party’s indemnification obligations under this section are hereby expressly conditioned on the following: (i) the Party requesting indemnity (“Indemnified Party”) provides the purported indemnifying Party (“Indemnifying Party”) with prompt written notice of any such claim; and (ii) the Indemnified Party permits the Indemnifying Party to control the defense of such action, with counsel chosen by the Indemnifying Party (who will be reasonably acceptable to Indemnified Party); and (iii) Indemnified Party provides the Indemnifying Party with any reasonable information or assistance requested by the Indemnifying Party, at the Indemnifying Party’s expense. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect to which the Indemnified Party is or could be indemnified hereunder unless such settlement either (A) includes an unconditional release of the Indemnified Party from all liability on all claims that are the subject matter of such proceeding or (B) is consented to in writing by the Indemnified Party (which consent shall not be unreasonably withheld).

(d)           The aggregate monetary liability for which Producer shall be liable under this Agreement shall not exceed the aggregate amount of the Production Fee actually received by Producer (provided, that equitable or injunctive relief shall not be subject to such limit). Neither Party shall have any liability to the other Party for any direct claim unless and until the aggregate amount of all damages and/or losses associated with each such claim exceeds Twenty- Five Thousand Dollars ($25,000), but if and when such threshold is met, such Party shall be required to pay or be liable for all of such claim, subject to the other qualifications in this Section 15; provided, that any exercise of an equitable remedy by either Party shall not be subject to any such requirement.

(e)           Each Party to be indemnified hereunder shall take commercially reasonable steps to mitigate any damage and/or loss upon being notified of a claim or breach hereunder; provided, that no mitigation shall be required of Company with respect to the Producer’s Services hereunder or the requirement of the Key Man Affiliation (or if applicable, the Project B Key Man Services), subject to the provisions of Section 17(c)(i)(1) and 17(c)(i)(2) below.

(f)            Payments by a Party in respect of any monetary damage and/or monetary loss which is covered by the indemnifying Party’s insurance shall be limited to the amount of any monetary liability or monetary damage that remains after deducting therefrom any insurance proceeds received or reasonably expected to be received by the other Party in respect of any such claim. Such other Party shall use its commercially reasonable efforts to recover under insurance policies for any monetary damages and/or monetary losses.

(g)           In no event shall any Party be liable for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple; provided, that this shall not limit any equitable remedy available to either Party with respect to the MTM Clause hereof, nor shall it limit any termination right or remedy that a Party has pursuant to the terms hereof.

16.           INSURANCE. Prior to commencement of Services in connection with the Programs, Producer shall procure and maintain all customary insurance as is necessary to cover any and all claims arising in connection with the pre-production, production, post-production and exploitation of the Programs (including, without limitation, producers’ errors & omissions insurance, loss payees on the production package insurance, commercial general liability and employers’ liability policies). Such policy limits shall be no less than those which were in effect at the commencement of production of Season 5 of The Chosen. Company may in its discretion require that such insurance package and policies also provide for a binding commitment to issue any errors and omissions policy that is required under the 2024 DMA. The Parties agree that the costs of such insurances shall be covered by the Approved Budget. Each of Company’s and its parent, subsidiary and affiliated entities, successors, licensees and assigns, and their respective members, officers, directors, shareholders, representatives, employees, contractors, partners, licensees and agents shall be included as named insureds on the Programs specific insurances.

17.           NO PARTNERSHIP OR JOINT VENTURE. Nothing herein shall be deemed to create a partnership or joint venture relationship between the Parties, it being specifically understood and agreed that Producer’s services shall be rendered as an agent of Company and shall be limited to the specific services expressly provided for herein.

18.            EVENTS OF DEFAULT.

(a)            Events of Producer Default: Each of the following shall be an “Event of Producer Default” under this Agreement:

i.              Failure to Perform. A failure of Producer to timely produce and cause Delivery of the Programs in accordance with the Production and Delivery Schedule (subject to the provisions hereof respecting the “Excluded Factors” (as defined below)).

ii.              Failure of Standards or Conditions. A failure of Producer to perform the Services in substantial accordance with (i) the Production Standards or (ii) the “Designated Production Integrity Obligations and the Designated Production Conditions” (as defined and set forth on Schedule X hereto); and such failure (if capable of being cured) is not cured by Producer in accordance with any cure provision hereof.

iii.            MTM. A violation by Producer (or its directors or officers) of the MTM Clause.

iv.            Involuntary Insolvency Proceedings. The entry of a decree or order for relief in respect of Producer or TCI in a bankruptcy, insolvency or receivership proceeding, or any other action or proceeding for any other relief under any law affecting creditors’ rights that is similar to a bankruptcy law; or a receiver, trustee, liquidator, assignee, sequestrator (or similar official) is appointed in respect of Producer or TCI or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under any bankruptcy, insolvency or other similar law; or the commencement against Producer or TCI of an involuntary case under any bankruptcy, insolvency, receivership or other similar law which is not dismissed within 120 days.

v.            Voluntary Insolvency Proceedings. Producer or TCI shall (i) be dissolved, (ii) fail or shall be unable to pay its debts generally as they become due, (iii) admit in writing its inability to pay its debts generally as they become due, (iv) make a general assignment for the benefit of creditors, (v) commence a voluntary case in bankruptcy, insolvency, receivership, reorganization or any other action or proceeding for any other relief under any law affecting creditors’ rights that is similar to a bankruptcy law (including, without limitation, requesting a moratorium or suspension of payment of debts from any court or instituting proceedings or taking any form of corporate action to be liquidated, adjudicated bankrupt or insolvent), (vi) consent by answer or otherwise to the commencement against it of an involuntary case in bankruptcy, receivership, insolvency, reorganization or any other such action or proceeding or (vii) otherwise become insolvent.

vi.           Government Intervention. Any Governmental Authority shall (i) take any action to condemn, seize, nationalize, attach, compulsory purchase, occupy, intervene with respect to or expropriate all or substantially all of the assets of Producer (either with or without payment of compensation); (ii) take any other action that (A) causes a Material Adverse Effect or (B) renders this Agreement invalid or unenforceable or materially delays the performance or observance by Producer of its obligations thereunder; or (iii) prevent Producer from exercising normal control over all or a substantial part of its assets;

vii.          Cessation of Business. If all or substantially all of Producer’s business is prohibited or suspended by any Governmental Authority, or if Producer suspends, ceases or threatens to suspend or cease to carry on all or substantially all of its business;

viii.          Key Man Control and Affiliation. Producer fails to maintain the Key Man Affiliation; or the Key Man ceases to timely perform his primary show runner and direct producing of the episodes of The Chosen; or ceases to exert customary directorial creative control over The Chosen (and if the Project B Election to Proceed occurs, Key Man ceases to timely perform as the primary show runner of the episodes of Project B (meaning without limitation, the Key Man acting as the showrunner and director of each Episode [or the director, a writer and as a producer of such theatrical motion picture(s)] comprising Project B); or ceases to be the controlling decisionmaker at Producer directly undertaking and incorporating into each seasonal treatment of The Chosen (and, if applicable, Project B) (as well as each The Chosen Episodic screenplay and casting decisions) the requisite creative acts necessary to ensure substantial conformity thereof in accordance with BAC-Approved materials (in substantially the same manner in which Key Man has previously interacted with BAC on seasons 3 and 4 of The Chosen) regarding the Evangelical theological standards incorporated in each seasonal treatment and screenplay of The Chosen; or ceases to be exclusive to the production of The Chosen during its shooting schedule, or if Key Man becomes exclusive or substantially exclusive to another production other than The Chosen except during an agreed Program production hiatus period (which shall not exceed four (4) months per calendar year); or ceases to be the controlling decisionmaker at Producer directly overseeing the Company’s Production Integrity Obligations and the Production Conditions with respect to The Chosen.

(A) In the event that either Producer or Producer Parent fails to cause the Key Man Affiliation to remain in full force and effect; or fails to cause the Key Man to remain exclusive (except as otherwise provided herein) to TCI and Producer pursuant to and as set forth in the Key Man Amendment in effect as of the date hereof until the completion and Delivery of Season 7 of The Chosen (the “Key Man Term”) (the foregoing referred to as the “Designated Key Man Affiliation”). Upon the termination of the Key Man Term (and provided that Key Man is otherwise in compliance with the Key Man Amendment), CAS (in its sole and absolute election and determination among these options) reserves the rights to: (i) terminate CAS’ funding obligation(s) hereunder as to unproduced episodes or seasons of The Chosen, Project B or derivatives thereof (“Unfunded Projects”) (but subject to Company’s providing funds to satisfy any bona fide third party pay-or-play obligations to talent as set forth in an Approved Budget (“PP Funding Obligation”); and/or (ii) terminate Producer’s exclusive production and/or other exclusive rights hereunder as to Unfunded Projects (except as specifically provided for hereunder with respect to Producer’s right of first negotiation with respect to Derivative Productions pursuant to Section 12) as CAS, in its sole and absolute discretion, determines.

ix.        The occurrence of an event causing a Material Adverse Effect (as defined in the 2024 CAS APA) to Producer, an Affiliate Prodco or TCI continues and remains uncured for a period exceeding thirty (30) days.

(b)        Company Remedies. If an Event of Producer Default has occurred, and is continuing without cure by Producer for a period of no less than sixty (60) days from Producer’s receipt of written notice thereof from Company (or seven (7)  days in the event of Specified Key Man Loss (defined herein), Company may take any or all of the following actions:

i.          terminate this Agreement; and

ii.         exercise any and all other rights and remedies available to it under this Agreement (including specific performance or injunctive relief), or otherwise under applicable law or in equity.

(c)        Producer Breach of Obligations. In addition to the Event of Producer Default provisions (above), the following provisions and remedies shall apply:

i.           If Producer fails to maintain the Key Man Affiliation during the Key Man Term as set forth herein, or if Producer otherwise fails to perform or comply with the Designated Production Integrity Obligations and Designated Production Conditions (the “Obligations”), and such failure remains uncured for sixty (60) days following Producer’s receipt of written notice from Company specifying the nature of such failure (or seven (7) days in event of a Specified Key Man Loss (defined herein) the following shall apply and shall be the sole remedy for Company in such event (provided, that Company retains all of its other remedies for any related breaches by Producer):

1.         If Producer is unable to maintain the Key Man Affiliation due to the death, disability, or incapacity of Jenkins, or for any other reason beyond the reasonable control of Producer and Key Man (“Loss of Key Man”), Company and Producer shall discuss and work with each other in good faith to identify and attempt to mutually approve a suitable replacement for Jenkins so as to enable the production and delivery of The Chosen to continue through completion of the current Season then in production, as contemplated hereunder; provided that if the Parties are not able to mutually approve such replacement after sixty (60) days of mutual consultation, Company shall be entitled to designate such replacement; provided, that the voluntary termination by the Key Man of his Key Man Affiliation, or his decision to breach his Key Man obligations, or his breach of or repudiation of the Key Man Amendment, shall not be deemed to be “beyond the reasonable control” hereunder and may be deemed by Company in its sole discretion to be an Event of Producer Default; and provided further, that ‘incapacity’ shall mean a bona fide health incapacitation and shall not mean a conflicting work schedule or a refusal to perform services). If the Company agrees to replace the Key Man in mitigation of a Loss of Key Man, in the Company’s sole and absolute discretion such replacement may and shall be limited to the Season that is in production at the time the Loss of Key Man occurs; and Company in its sole discretion retains the remedy to terminate the Agreement (and all of its other remedies) with respect to any unmade seasons of The Chosen (and with respect to Project B, if Project B has not commenced principal photography); and subject to any PP Funding Obligation.

2.         If Producer fails to maintain the Key Man Affiliation other than for a reason set forth in subparagraph (a) above (such failure defined herein as a “Specified Key Man Loss”), Company may in its sole discretion exercise any and all rights and remedies it may have under law or in equity, including termination of this Agreement. For clarity, only a seven (7) day notice and cure period shall apply to a Specified Key Man Loss.

3.        If Producer fails to perform or comply with the Obligations (other than a failure to maintain the Key Man Affiliation), Company and Producer shall discuss and work with each other in good faith to implement remedies with the objective of enabling the production and delivery of the Programs to continue through completion as contemplated hereunder, and (subject to Company’s discretion) such remedy implementation may include that Company Producer becoming empowered to render production decisions to mitigate the failures (and Company reserved the right and remedy to such); provided, however, that if the Parties are unable to implement mitigation remedies following such good faith discussions, and if such failure is not due to the reasons set forth in Section 19(c)(i)(b)(A)-(G) below (“Excluded Factors”), Company shall have the right to assume (without delay) control of the production, and/or post-production of the Programs solely to the extent and for the period of time necessary to reach a mitigation of the Obligation failure, with the objective that such mitigation resolution enables the completion of the production and delivery of the Programs as contemplated hereunder, including according to the Production and Delivery Schedule and the Approved Budget. (In the Company’s sole and absolute discretion, such mitigation or remedy implementation may and shall be limited to the season that is then in production, and it shall not be inferred that Company must fund future (unmade) season(s) of The Chosen, nor in such instance shall Company be obligated to fund Project B (subject to any PP Funding Obligations, if any). The Excluded Factors shall mean material delays proximately caused by any of the following (and in each case below, a Specified Key Man Loss cannot form the basis for such Excluded Factor):

(A)        Delays caused as a result of an Event of Force Majeure.

(B)        Delays caused as a result of new or changed scenes done, reshoots done, or changes in the production schedule made, at the request of Company.

(C)        Delays caused as a result of any breach of contract by any third party or any disability of any principal cast member (but not Loss of Key Man or a Specified Key Man Loss) (provided, that Company shall be entitled to designate replacement cast if the Parties have not mutually agreed within thirty (30) says of such loss of key cast).

    (D)        Laboratory delays.

    (E)        Delays caused by Company’s failure to fund the Approved Budget in accordance with the Approved Cash Flow Schedule; or Company’s unreasonable delay (after proper and timely request by Producer) to exercise any of Company’s approval rights hereunder.

    (F)        Delays caused by an “Event of Company Default” (as defined below).

(d)       Events of Company Default. Each of the following shall be an “Event of Company Default” under this Agreement:

    i.         Involuntary Insolvency Proceedings. The entry of a decree or order for relief in respect of Company in a bankruptcy, insolvency or receivership proceeding, or any other action or proceeding for any other relief under any law affecting creditors’ rights that is similar to a bankruptcy law; or a receiver, trustee, liquidator, assignee, sequestrator (or similar official) is appointed in respect of Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, in an involuntary case under any bankruptcy, insolvency or other similar law; or the commencement against Company of an involuntary case under any bankruptcy, insolvency, receivership or other similar law which is not dismissed within 120 days;

    ii.        Voluntary Insolvency Proceedings. Company or any Affiliate of Company shall (i) be dissolved, (ii) fail or shall be unable to pay its debts generally as they become due, (iii) admit in writing its inability to pay its debts generally as they become due, (iv) make a general assignment for the benefit of creditors, (v) commence a voluntary case in bankruptcy, insolvency, receivership, reorganization or any other action or proceeding for any other relief under any law affecting creditors’ rights that is similar to a bankruptcy law (including, without limitation, requesting a moratorium or suspension of payment of debts from any court or instituting proceedings or taking any form of corporate action to be liquidated, adjudicated bankrupt or insolvent), (vi) consent by answer or otherwise to the commencement against it of an involuntary case in bankruptcy, receivership, insolvency, reorganization or any other such action or proceeding or (vii) otherwise become insolvent.

    iii.        Government Intervention. Any Governmental Authority shall take any action to condemn, seize, nationalize, attach, compulsory purchase, occupy, intervene with respect to or expropriate all or substantially all of the assets of Company (either with or without payment of compensation); or if all or substantially all of Company’s business is prohibited or suspended by any Governmental Authority.

    iv.        Failure to Fund. If Company fails to fund the Approved Budget amounts in accordance with a corresponding Approved Cash Flow Schedule.

(e)       Producer Remedies. If an Event of Company Default has occurred, and is continuing without cure by Company for a period of no less than sixty (60) days from Company’s receipt of written notice thereof from Producer, Producer may take any or all of the following actions:

    i.          terminate this Agreement;

    ii.         exercise any and all other rights and remedies available to it under this Agreement, or otherwise under applicable law or in equity; and

    iii.        upon the occurrence and during the continuation of an Event of Company Default, Producer is authorized, to the fullest extent permitted by law and with prior written notice to Company, at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time then due and owing by, Producer to or for the credit or the account of Company against any and all obligations then due and owing to Producer under the Transaction Documents, now or hereafter existing, irrespective of whether or not Producer shall have made demand under the Transaction Documents and irrespective of whether any obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness.

(f)        No Waiver. Neither any delay nor any omission by either Party to exercise any right or remedy shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or any exercise of any other right or remedy.

19.       FORCE MAJEURE EVENTS. If Producer’s development and/or production of the Programs is prevented, interrupted or materially interfered with proximately by reason of any governmental law, ordinance, order or regulation, war, or by reason of fire, flood, earthquake, organized labor dispute, lockout, strike, injunction, illness, disability, death or default of a key cast member or other fundamental production personnel (but excluding the Key Man), accident, act of God or public enemy or other force majeure event (each an “Event of Force Majeure”), Producer shall have the right, at Producer's sole option, to suspend, extend and/or delay the production and delivery of the Programs pursuant to the Production and Delivery Schedule only for a reasonable period equal to the duration of any such Event of Force Majeure (inclusive of such time as Producer may reasonably require to recommence development and/or production); provided, that the Parties agree that none of the following shall constitute an Event of Force Majeure: The non-availability of the Key Man with respect to The Chosen or Project B; a Loss of Key Man; a Specified Key Man Loss; or an event proximately caused or resulting from the foregoing.

20.       CONFIDENTIALITY.

(a)        The Parties acknowledge and agree that they may receive confidential information of the other Party, including information about or concerning the other Party’s: (i) financial condition; (ii) business ventures and strategic plans; (iii) marketing strategies and operational methods and strategies; (iv) donor, family and personal information respecting Persons affiliated with or contracting with any Party; and (v) other information that may reasonably be deemed confidential, proprietary or a trade secret (collectively, “Confidential Information”). Confidential Information does not include information that: (x) has become part of the public domain, through no act or omission of the Party receiving the Confidential Information (“Receiving Party”); (y) was developed independently by the Receiving Party without reference to the Confidential Information; or (z) is or was lawfully and independently provided to Receiving Party prior to disclosure hereunder, from a third party who, to the knowledge of the Receiving Party, was not subject to an obligation of confidentiality or otherwise prohibited from transmitting such information.

(b)       Each Receiving Party agrees that it, its Affiliates and “Advisors” (as defined below) will not disclose the Confidential Information of the other Party, will protect such information using customary and reasonable safeguards and will use the Confidential Information exclusively for the purpose of exercising its rights or fulfilling its obligations under this Agreement and for no other purpose. Notwithstanding the foregoing, either Party may disclose this Agreement or any part or portion hereof (i) to the extent this Agreement and/or Company’s support hereunder need to be disclosed to obtain approval of any regulatory authority or Producer’s equity holders, (ii) for disclosures made in accordance with the terms of this Agreement, (iii) to the extent required by applicable law, regulations or U.S. Securities and Exchange Commission requirements or (iv) as publicly filed or to evidence the chain of title in and to the Programs. The Receiving Party may disclose Confidential Information to its Affiliates, managers, directors, officers, employees and agents and advisors (“Advisors”) solely to the extent necessary to exercise its rights or fulfill its obligations under this Agreement and/or the Program, but shall remain liable for confidentiality breaches of its Advisors. The Receiving Party acknowledges that the Confidential Information is considered proprietary and of competitive value, and in many cases, trade secrets. Accordingly, the Receiving Party agrees that the Party providing the Confidential Information shall be entitled without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, as a remedy for any breach of the confidentiality obligations hereunder.

21.        MORALS; TRADEMARK DAMAGE. As a material inducement to enter into this Agreement, the Parties (including the Parties’ and TCI’s respective officers, directors, and senior executives and for clarity, including the Key Man) each agree that, on and after the Agreement Date, they will not commit (a) a misdemeanor of moral turpitude that is punishable by a prison term of at least six (6) months or a felony (regardless of the length of prison term associated with such offense), or (b) any act which cannot be reasonably cured which can reasonably be considered by contemporary community standards to be immoral, deceptive, scandalous, or obscene that is likely to cause public ridicule or disapproval or otherwise negatively affect the reputation and goodwill associated with the other Party; or which would subject the Programs or the Trademarks to public ridicule or disapproval, or uses thereof which portray (or would reasonably be perceived by the public as portraying) the underlying Biblical material in a derogatory, scandalous or defamatory manner.

(b)        The provisions of the paragraph are sometimes referred to herein as the “MTM Clause.”

22.        NOTICES. Any notice or communications provided for hereunder must be in writing and delivered either personally, by telecopy, telex or by registered mail, postage prepaid to the following addresses and shall be conclusively deemed to have been received by the addressee and to be effective on the day on which it is personally delivered to such Party at the address set forth below (or to such other address as specified by like notice) or, if sent by registered or certified U.S. mail, on the fifth business day after the date on which it is mailed, postage prepaid, addressed to such Party at such address, or if sent by cable, telegram, telex or telecopier on the day on which it is wired or telexed:

To Producer:	The Chosen Texas, LLC
4 S. 2600 W.
Suite 5
Hurricane, UT 84737
Attn: Brad Pelo
Email: brad@thechosen.tv

With a copy to:

Willkie Farr & Gallagher LLP
2029 Century Park East
Los Angeles, CA 90067-2905
Attn: Andrew Kramer, Esq.
Email: Akramer@willkie.com

To Company:	Come and See Foundation, Inc.
6385 Corporate Drive
Suite 200
Colorado Springs, CO 80919
Attn: Ryan Dunham, COO
Email: ryan@comeandseefoundation.org

With a copy to:

Barnes Law Firm
24 West Camelback Road, #467
Phoenix, Arizona 85013
Attn: Michael Barnes Esq.
Email: MBarnes@BarnesLaw.US

-and-

Envisage Law
2601 Oberlin Road
Raleigh, North Carolina 27608
Attn: Anthony Biller Esq.
Email: AJBiller@Envisage.law

23.        PUBLIC ANNOUNCEMENTS AND MEDIA RELATIONS. (a) Each Party agrees to refrain from making any public announcement regarding this Agreement and/or Company’s support hereunder without the prior review and written approval (including email approval) by the other Party, except (i) to the extent this Agreement and/or Company’s support hereunder need to be disclosed to obtain approval of any regulatory authority or Producer’s equity holders, (ii) for disclosures made in accordance with the terms of this Agreement, (iii) as required for Company to maintain its non-profit status or (iv) to the extent required by applicable law, regulations or U.S. Securities and Exchange Commission requirements.

(b)        Each Party agrees to participate in joint public announcement(s) with the other Party from time to time and in such form to be mutually agreed upon by the Parties.

(c)        If a Party wishes to issue any press release or media communications regarding this Agreement, it shall submit its proposed communication to the other Party (including such representatives, as such other Party may direct) in writing (including e-mail) for the other Party’s review and written approval (including email approval), prior to any release or dissemination to the public or to the media. If either Party wishes to issue any press release or media communications regarding the Programs (other than this Agreement), then the Parties shall meaningful consult regarding any such press release or media communication in advance or publication; provided, that if any such press release mentions the other Party, then the other Party shall have prior written approval (not to be unreasonably withheld, delayed or conditioned) regarding the references to such Party therein. Subject to the approval of Key Man in each instance, press releases by Producer (or TCI) may in a customary place include a brief mission statement as the Company may from time to time provide to Producer.

(d)        The Parties acknowledge that the Key Man shall exercise the primary creative and design authority respecting communications respecting branding, quality and production of the Programs, and the Party’s press release approval rights hereunder shall not be rendered in a manner so as to interfere with such authority.

24.        FURTHER ASSURANCES. In addition to specific assurances herein or in the Transaction Agreements, the Parties agree to execute any and all further documents or instruments consistent herewith, and to perform such ministerial and administrative tasks which are not in conflict herewith and which are materially necessary to carry out the expressed purposes of this Agreement.

25.        GOVERNING LAW. Subject to Mandatory Arbitration and the Rules (each as defined below), this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely therein, without regard to any conflict of law principles; provided that if there is any conflict between such choice of law and the Rules or Mandatory Arbitration provisions, the Rules and the Mandatory Arbitration shall control, and such choice of law may not adversely affect or vitiate the Mandatory Arbitration provisions hereof or the application of the Rules in such Mandatory Arbitration.

26.        MANDATORY ARBITRATION; SPECIFIC PERFORMANCE; JURISDICTION.

(a)        Subject to Mandatory Arbitration and the Rules, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely therein, without regard to any conflict of law principles; provided that if there is a conflict between such choice of law and the Rules or Mandatory Arbitration provisions, the Rules sand the Mandatory Arbitration shall control, and such choice of law may not adversely affect or vitiate the Mandatory Arbitration provisions hereof or the application of the Rules in such Mandatory Arbitration.

The Parties hereto are Christians and believe that the Bible commands them to make every effort to live at peace and to resolve disputes with each other in private or within the Christian church (see Matthew 18:15-20; 1 Corinthians 6:1-8). Therefore, the Parties hereto agree that any claim or dispute between them shall be settled by biblically based mediation and, if necessary, legally binding arbitration in accordance with the Rules of Procedure for Christian Conciliation of the Institute for Christian Conciliation (the “Rules”), to be held in a neutral local or such other mutually agreed upon location. Subject to the primacy of applying such Rules, the Parties will make best efforts to select an arbitrator who has substantial experience in adjudicating and/or arbitrating disputes in the motion picture and television industry. If the parties are not able to locate an arbitrator with such experience, the parties agree that the arbitrator may (and should) select a Special Master at the parties’ shared expense with substantial experience in the industry to advise the arbitrator. The parties further agree that for disputes forecast to involve less than $100 million in controversy, the matter shall be resolved by a single arbitrator, and for matters in excess of $100 million, the matter shall be resolved by a panel of three arbitrators. (As used herein, the singular “arbitrator” includes the plural if applicable.) The arbitrator shall decide all issues and questions of whether a dispute or claim is subject to mediation and/or arbitration pursuant to the Rules and/or of the arbitrability (including the existence, validity, and scope of the arbitration agreement) and/or jurisdiction of a dispute or claim, pursuant to Rules 24 and 34. The arbitration award shall also provide for payment by the non-prevailing party to the prevailing party of all fees and costs incurred in connection with said arbitration, as well as the reasonable outside attorneys’ fees and costs incurred by the prevailing parties. Judgment upon any such arbitration decision or award may be entered in and enforced by any court having jurisdiction thereof. These mandatory arbitration provisions are referred to collectively as “Mandatory Arbitration”.

(c)        Each Party hereby irrevocably: (i) waives any objection which it may have as to determining the basis for jurisdiction in any claim, action or proceedings arising as a result of this Agreement or related thereto, including any claim for which the tribunal set forth above would be a forum non conveniens for the suit, action or proceedings; (ii) waives any right which it may have to initiate any claim, action or proceedings arising as a result of this Agreement before a court in its own domicile; and (iii) agrees as follows: WAIVER OF JURY TRIAL: EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, THIS AGREEMENT; and (iv) agrees that a final judgment issued in respect of such action, claim or process shall be conclusive and may be enforced by filing legal proceedings in any court in the jurisdiction to which the applicable Party and its assets are subject.

27.        NO PRESUMPTION; HEADINGS. In the interpretation of this Agreement, no Party shall be deemed the drafting Party and each provision hereof and thereof shall be interpreted neutrally with no presumption arising in favor of one Party or the other based upon which Party prepared the drafts or the final version hereof or thereof. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

28.        ASSIGNMENT.

(a)        Subject to the “Financing Proviso” (as defined below), prior to the end of the Key Man Term, neither Party may assign this Agreement or any of its rights hereunder or delegate any of its obligations hereunder without the prior written consent of the other Party, which shall not be unreasonably withheld (and with such consideration by each Party including the context of the relationship reflected in this Agreement); provided, that if a Project B Election to Proceed is effected, then such prohibition shall continue until the completion and delivery of Project B pursuant to such Project B Election to Proceed.

(b)        Subject to the Financing Proviso, after the end of the Key Man Term, Producer may effect an assignment of this Agreement without CAS’ consent to surviving or successor entity(ies) directly resulting from a merger, acquisition, corporate reorganization, or sale of all or substantially all of the assets of Producer (“Reorg”); provided that Producer’s obligations hereunder must be assumed by any such permitted assignee in such Reorg, and such Reorg must include the written agreement of the Key Man (of which CAS shall be a beneficiary) to continue all of the Key Man Affiliation obligations with such assignee in any such Reorg. Other than with respect to a permitted assignment in a Reorg or Financing Transaction, the duties comprising the Key Man Affiliation are not assignable or delegable. Any purported assignment made contrary to the terms of this Agreement (including any assignment for the benefit of creditors, or assignment to a trustee pursuant to any bankruptcy or insolvency or any unpermitted assignment or delegation of the duties comprising the Key Man Affiliation) shall constitute a breach hereof and shall be void ab initio. Company in any event, shall not be obligated to accept any executory performances from, or render any executory performances to, any purported assignee of this Agreement in any bankruptcy This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties hereto.

(c)        This Agreement and the Key Man Affiliation that is a condition hereof requires the personal services of and by the Key Man, and such personal services of the Key Man are inextricably connected to the services to be provided by Producer hereunder. Other than specifically as provided and limited with respect to a Reorg or Financing Transaction (including the Proviso Conditions) provided for herein, the duties and obligations of the Key Man under this Agreement are not assignable or delegable to any person without CAS’ prior written consent (in its sole and absolute discretion), nor shall CAS be compelled to accept Producer’s performance hereunder (or pursuant to any Reorg or Financing Transaction) without the Key Man Affiliation. The Parties acknowledge that CAS’s funding obligations hereunder are financial accommodations and are not assignable to any person without CAS’ prior written consent (in its sole and absolute discretion). For clarity, the foregoing shall not be construed to prohibit Producer Parent’s customary licensing or sub-distribution in the ordinary course of business in connection with its exploitation of the Licensed Rights, subject to any consultation and/or approval rights of CAS as set forth in the 2024 DMA.

(d)        Financing Proviso. Notwithstanding the foregoing subparagraphs (a)-(c), Producer may reorganize its capital structure, including, without limitation, by one or more issuances of equity or debt-equity hybrid interests, and/or by a Reorg (as defined above), so long as such transaction (or series of integrated transactions) makes available to Producer, on commercially reasonable terms, a reasonable amount of working capital and liquidity to enable Producer to satisfy its financial obligations as they come due (a “Financing Transaction”). A Financing Transaction shall not require the consent of CAS, so long as the following conditions are met with respect to such Financing Transaction (the “Proviso Conditions”): (i) if such Financing Transaction includes an assignment of this Agreement or any rights or obligations hereunder to a third party or successor (such third party or successor, an “Assignee”), Producer’s obligations hereunder must be assumed in their entirety by any such permitted Assignee in such Financing Transaction; (ii) the Financing Transaction must include the written agreement of the Key Man (of which CAS shall be a beneficiary) to continue all of the Key Man Affiliation obligations (without delegation of Key Man’s personal services) with such Assignee in any such Financing Transaction; (iii) Producer and any Assignee (as applicable) must remain solvent (to the extent such entity remains in existence) immediately after giving effect to the Financing Transaction; (iv) a transfer or assignment in bankruptcy shall not qualify as a Financing Transaction; (v) a Financing Transaction may not violate the MTM Clause; and (vi) the Financing Transaction may not result in a Change of Control. As used hereunder a “Change of Control” shall mean a transfer, directly or indirectly, (y) of securities of or other interests in Producer (or Producer Parent or The Chosen Productions, LLC (“TCPL”) representing a majority of the votes respecting the election of directors (or the individuals performing similar functions, such as a manager in the case of a limited liability company) of Producer (or Producer Parent or TCPL), or (z) by the equity holders of Producer (or Producer Parent or TCPL) of the authority to direct the management and policies of Producer (or Producer Parent or TCPL) to any other person or entity (other than its respective board of directors (or manager in the case of a limited liability company)). This subparagraph (d) is referred to as the “Financing Proviso.”

29.        CONTINUATION OF SECURITY INTERESTS BENEFITTING CAS.

(a)        Pursuant to that certain Contribution Funding And Production Agreement dated as of November 29, 2022 between TCI and CAS (including with any ancillary agreements related thereto, the “2022 Funding Agreement”), CAS reserved certain rights in and to various rights, properties and assets (including proceeds and after-acquired property (as set forth therein), and in addition, TCI granted to CAS various liens and security interests in properties and rights (including proceeds and after-acquired property, as set forth therein) related to The Chosen program and related rights properties and rights, including under a Copyright Mortgage and Security Agreement dated as of November 29, 2022 and schedules mortgages, financing statements, exhibits, agreements and instruments appended thereto or entered into in connection therewith (collectively, “2022 Ancillary Security Agreements”).

(b)        The 2022 CAS Agreements applied to the production and release of Season 3 of The Chosen, and the production of Season 4 of The Chosen, and the Parties (and their Affiliates and licensees) are entitled to rely thereupon. The Parties intend that this Agreement and the 2024 Agreements shall apply to the distribution of Season 4 of The Chosen, and shall apply to the development, production and distribution of all Episodes and other matters as of and after the Agreement Date. The 2022 CAS Agreements are and shall be deemed amended and novated in their entirety by the 2024 CAS Agreements; provided, that (i) with respect to any new season of The Chosen (or Project B, if applicable) commencing with season 5 of The Chosen, if there is any conflict between the terms of any provision of the 2022 CAS Agreements and any provision of the 2024 CAS Agreements, the provisions of the 2024 CAS Agreements shall apply; (ii) with respect to the distribution of Season 4 of The Chosen, and any renewals and administration of licenses after the Agreement Date by Producer or Producer Parent with respect any new season of The Chosen (or Project B, if applicable), including previous seasons, the 2024 CAS Agreements shall apply.

(c)        The 2022 Ancillary Security Agreements secured the “Obligations” of TCI as defined in the 2022 Funding Agreement (“2022 Secured Obligations”). The 2022 Secured Obligations remain in full force and effect in accordance with their respective terms. The 2022 Ancillary Security Agreements are not terminated by the Transaction Documents.

30.        TERMINATION OF SECURITY INTERESTS BENEFITTING TCI.

(a)        The 2024 DMA terminates any and all security interests (each a "Prior TCI Lien" and collectively, the "Prior TCI Liens"), granted by Company to TCI or any Affiliate of TCI pursuant to the terms of (i) the 2022 Funding Agreement, (ii), the Intellectual Property Assignment and Limited Assumption Agreement dated as of November 29, 2022 between TCI and CAS (including any exhibits, security agreements, mortgages, schedules and ancillary agreements related thereto, the “2022 CAS IPPA”), (iii) the License Agreement dated as of November 29, 2022 between TCI and CAS (including with any ancillary agreements, exhibits, security agreements, mortgages and schedules related thereto, the “2022 License Agreement”), each as amended to date, are referred to herein collectively as the “2022 CAS Agreements. To the extent that Producer was a party to or beneficiary of any such Prior TCI Lien, by this Agreement the Parties hereto hereby terminate each and every such Prior TCI Lien.

(b)        Producer hereby irrevocably grants to CAS a power of attorney, to act as Producer's attorney-in-fact, with full authority in the name, place and stead of Producer, from time to time in CAS's sole and absolute discretion, to take any action consistent herewith and to execute any instrument that CAS may reasonably deem necessary or advisable to accomplish the purposes consistent herewith. This power of attorney authority includes the following authority:

(i)	execute, file and record terminations or notice(s) of termination with respect to any Prior TCI Lien, in the sole discretion of CAS without first obtaining TCI's approval thereof or signature thereto, but after providing written notice to TCI;

(ii)	To take any action reasonably necessary or advisable to perfect, maintain, or continue any lien or security interest of CAS under any of the 2022 CAS Agreements or the 2024 CAS Agreements, including, without limitation, executing and filing any financing statement, mortgage of copyright, trademark or intellectual property security agreement, notice of assignment, payment direction letter, account control agreement, any continuation statement or any amendment thereto, and any other instrument which is necessary to attach or perfect a security interest of CAS granted under the 2022 CAS Agreements or the 2024 CAS Agreements (including as to proceeds and after-acquired property).

(c)        The foregoing power of attorney is coupled with an interest and is irrevocable. Company shall use good faith commercially reasonable efforts to afford Producer with five (5) days advance written request and notice prior to Company’s exercise of its power of attorney hereunder. If Company executes any documents on Producer’s behalf, Company shall provide a copy(ies) of such document(s) to Producer upon written request therefor; provided, that any inadvertent failure of Company to provide such copies shall not be deemed a breach hereof.

31.        GRANT OF SECURITY INTERESTS

(a)        The obligations owing by Producer to CAS set forth herein (and/or in any of the 2024 CAS Agreements, including the 2024 APA) are referred to as the “Producer Obligations.”

(b)       For the avoidance of doubt and without limitation of the other Secured Obligations (as defined in the Amended, Reinstated and Consolidated Security Agreement attached hereto as Exhibit SA (the “Security Agreement”), Producer’s Obligations shall be secured by the Security Agreement and the other Security Documents.

(c)       For clarity, the grant of the security interest pursuant to the Security Agreement is in addition to the continuation of CAS’s existing liens and security interests provided for elsewhere in this Agreement.

(d)       Producer hereby irrevocably grants to CAS a power of attorney, to act as Producer's attorney-in-fact, with full authority in the name, place and stead of Producer, from time to time in CAS's sole and absolute discretion, to take any action consistent herewith and to execute any instrument (in Producer’s name) that CAS may reasonably deem necessary, including to file and record financing statements and copyright notices, trademark or intellectual property security agreements, notice of assignments, payment direction letters, account control agreements, any continuation statement or any amendment thereto, and any other instrument which is necessary to attach or perfect a security interest of CAS granted hereunder or under the 2022 CAS Agreements (including as to proceeds and after-acquired property). The foregoing power of attorney is coupled with an interest and is irrevocable. Company shall use good faith commercially reasonable efforts to afford Producer with five (5) days advance written request and notice prior to Company’s exercise of its power of attorney hereunder. If Company executes any documents on Producer’s behalf, Company shall provide a copy(ies) of such document(s) to Producer upon written request therefor; provided, that any inadvertent failure of Company to provide such copies shall not be deemed a breach hereof.

32.        MISCELLANEOUS. This Agreement and the Transaction Documents constitutes and contains the entire agreement between the Parties and expressly supersedes in all respects any prior or contemporaneous representations, promises or agreements, whether written or oral, between the Parties with respect to the subject matter hereof. This Agreement may not be changed, modified, amended or supplemented except in writing signed by both Parties hereto. If any provision of this Agreement is held to be illegal, invalid or unenforceable: (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby; and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed and delivered via pdf or electronic transmission in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the Agreement Date.

COME AND SEE FOUNDATION, INC. (“Company”)

By:
Its:	Ryan Dunham
Authorized Signatory

THE CHOSEN TEXAS, LLC (“Producer”)

By:
Its:	Derral Eves
Authorized Signatory

[Signature Page to the Production Services and Funding Agreement]